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                             EMPLOYMENT AGREEMENT
                             --------------------

             AGREEMENT made as of this 17th day of December, 1997, by and between ALLIED DIGITAL, INC. ("Employer") a New York corporation, having an office at 65 Inverness Drive East, Englewood, Colorado 80112 and VIRGINIA GUIETTE ("Executive"), residing at 5403 S. Fulton Court, Greenwood Village, Colorado 80111.

                              W I T N E S S E T H
                              - - - - - - - - - -

             WHEREAS, Executive is a shareholder and the President of Denver Dubbing, Inc. ("Predecessor"); and

             WHEREAS, in light of the acquisition by Employer of substantially all of the assets and the business of the Predecessor, Employer desires to secure the services of Executive as its President, Denver Division, and Executive is willing to render her services for Employer in such position upon the terms, provisions and conditions hereinafter set forth;

             NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, it is hereby agreed by and between Employer and Executive as follows:

             1. Employer hereby employs Executive, and Executive hereby accepts employment, as Division Manager-Denver of Employer for a two year period commencing December 17, 1997 and ending December 31, 1999, unless sooner terminated as hereinafter provided. Executive, as Division Manager-Denver of Employer, shall perform such services with respect to the operations of the Employer as she has customarily performed for the Predecessor, subject to the direction and control of the Chief Operating Officer and Board of Directors of Employer, and shall report to Employer's Chief Operating Officer. Executive shall devote all of her business time and attention to the affairs of Employer, except for vacation periods, and for reasonable periods permitted for illness or other incapacity. Executive's duties shall be primarily performed at Employer's office in Englewood, Colorado, subject to travel from time to time as is necessary or appropriate for the performance of Executive's duties hereunder.

             2. Employer agrees to pay Executive and Executive shall accept from Employer, for her services to be rendered hereunder, a base salary at the rate of $150,000 per year. Such base salary shall be paid in accordance with Employer's regular payroll practices for executives, but no less frequently than bi-weekly.

             3.    In addition to the payment of the compensation set forth in
Section 2, Employer also agrees that:



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                   (a)   Executive shall be included in all plans that are
hereafter adopted for the benefit of executive personnel of Employer of Executive's level and for the general benefit of Employer's employees, in the same manner and amount provided for other executives of Executive's level, such as pension plans, non-qualified retirement plans, investment funds, medical and hospitalization and group or other insurance plans and benefits, if and to the extent that she is and remains eligible to participate thereunder, and subject to the provisions of such plans as the same may be in effect from time to time. Employer has no present intention to adopt any such plan or benefit and nothing herein contained shall require Employer to adopt or continue any such plan or benefit.

                   (b) Executive shall be reimbursed for such reasonable items of travel and miscellaneous business expenses as are necessarily incurred by her in the performance of her duties hereunder, upon presentation of detailed vouchers therefor sufficient for Employer to deduct same for its income tax purposes.

                   (c) Executive shall be entitled to have, at all times during her employment hereunder, all office accommodations and secretarial help as shall be necessary and appropriate for the performance of her services.

                   (d) Executive shall be entitled to three (3) weeks paid vacation during each year of her employment hereunder, to be taken at such reasonable times as Executive desires in light of Employer's business needs.

                   (e) Executive shall be entitled to the number of paid holidays, personal and sick days, during her employment hereunder as shall be consistent with Employer's policies for executives of Executive's level.

                   (f) Employer shall withhold all taxes, social security and Medicare contributions and other sums required to be withheld from each compensation or other payment to Executive pursuant to this Agreement.

             4.    If, during the term of this Agreement:

                   (a) The employment of Executive by Employer should terminate by reason of Executive's voluntary action, or by Employer for "cause", which for these purposes is defined as (i) fraud in dealings with or concerning Employer or misappropriation or embezzlement of property of Employer, on the part of Executive, (ii) Executive's willful failure to perform her services hereunder or to obey a specific instruction from the President of the Employer, either of which failures shall continue for five
(5) days after notice thereof to Executive, (iii) Executive's conviction of any felony or any other crime which other crime shall result in be intended to result in gain or personal enrichment of Executive at the expense of the Employer or (iv) the breach by Executive of any material covenant of this Agreement and, if such breach does not involve
Section 5 of this Agreement, the failure of


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Executive to remedy such breach within five (5) days, then Employer's obligations under this Agreement, including but not limited to for payment of compensation under Section 2, and any and all of its obligations under Section 3 and any other obligation of Employer to contribute or make provision for Executive in or with respect to any plan, benefit or program shall thereupon cease and terminate.

                   (b) The employment of Executive by Employer should be terminated by Employer without cause, then Employer shall pay to Executive, as liquidated damages and in lieu of any other claim Executive might have for breach of this Agreement, wrongful discharge or otherwise, but subject to the results of Executive's obligation to mitigate damages, an amount equal to the aggregate base salary Executive would have been entitled to receive had she continued her employment hereunder for the balance of the term of this Agreement at the annual salary rate in effect on the date of such termination, and the aggregate amount of such salary payments shall be made by Employer in equal installments over the remaining portion of the term on the same dates that salary would have been paid to Executive;

                   (c) The employment of Executive by Employer should terminate by reason of Executive's death, then Employer shall pay to Executive's estate or representative, (i) Executive's unpaid base salary at the rate in effect on the date of death, through the end of the month in which death shall occur and (ii) expense reimbursements through the date of death, and all other obligations of Employer to Executive hereunder shall cease and terminate; or

                   (d) Executive shall become disabled so as not to be able to substantially render her customary services to Employer for two consecutive months or three months in the aggregate out of any twelve consecutive months then, thereafter at any time prior to the cessation of such disability
Employer may terminate Executive's employment hereunder effective upon two (2) days notice of termination and in such event the Employer shall pay to Executive or her legal representative (i) Executive's unpaid base salary at the rate in effect at the date of termination through the end of the month during which such termination shall become effective and (ii) expense reimbursements through the date of termination, and all other obligations of Employer to Executive hereunder shall cease and terminate; in the event Executive shall receive payments under any disability policy provided by Employer while she is disabled and being paid any salary by Employer, the amount of such receipts shall reduce the salary to which Executive otherwise would be entitled for the corresponding period.

             5.    (a)   The Executive acknowledges that (i) her employment by
Employer is of a special, unique, unusual and extraordinary character, and
(ii) the nature of the Executive's services, position and expertise and the businesses of the Company are such that she is capable of competing with the Employer in the business conducted by the Employer from nearly any location in the United States. The Executive further acknowledge that her employment and ownership relationships with the Predecessor and with Employer have brought and will bring her into close contact with many confidential affairs of the Employer and its parent, Allied Digital Technologies Corporation ("Allied"), including, without limitation, information about products,


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manufacturing, processes, costs, profits, markets, sales, contracts, key personnel, pricing policies, operational methods and other business affairs and methods, plans for future development and other information not readily available to the public. In recognition of the foregoing considerations the Executive covenants and agrees that during the period of her employment by Employer and for three (3) years thereafter, the Executive shall not, directly or indirectly, in any location in the United States or Canada: (1) own, manage, operate, control, or engage or participate as an officer, partner, director, consultant, employee, agent or otherwise in the ownership, management, operation or control of, or have a financial interest in the ownership, management, operation or control of, or aid or assist anyone else in the conduct of, any Competitive Business (as hereinafter defined), or (2) take away or interfere with any trade, business or patronage of the Employer or Allied related to any Competitive Business or interfere with any officer, employee, representative or agent of the Employer or Allied or induce any of the foregoing to leave the employ of the Employer or Allied or violate the terms of any agreement with the Employer or Allied; provided, however, that nothing contained in this Section (5) shall prohibit the Executive from acquiring or holding, as a passive investor, 2% or less of the outstanding capital stock or other securities of any corporation whose securities are publicly traded on any national securities exchange or in the over-the-counter market and quoted on NASDAQ, or becoming a creditor in a transaction that does not otherwise violate this Section (5). For purposes of this Section (5), the term "Competitive Business" shall mean any business activity which, during the employment of the Executive by the Employer, the Employer or Allied was engaged in or conducting, or which is similar to or in the same field as any business conducted by the Predecessor within the two year period preceding the date of this Agreement, or which Employer shall have planned to engage in or conduct, as to which planned activities there shall be evidence of the Employer's good faith intention to engage therein within such applicable period.

                   (b) In recognition of the considerations described in Section (a) , the Executive covenants and agrees that she will keep secret all confidential matters and trade secrets of the Employer and Allied, except those which are in the public domain other than through a breach by the Executive of this Section 5 (b) , and will not disclose them to any one outside of the Employer or Allied or use them for herself or otherwise, at any time during or after the period of Executive's employ by the Employer. Executive further represents and warrants that she will deliver to the Employer upon termination of her employment or upon earlier demand by the Employer, all memoranda, notes, records, reports and other documents (and all copies thereof) relating to the Employer's or Allied's business which she has possessed or had under her control.

                   (c)   If the Executive commits a breach of any of the
provisions of Sections 5(a) or 5(b), the Employer and               shall have
the right and remedy to have such provisions specifically enforced by any court of competent jurisdiction, it being acknowledge and agreed that any such breach or threatened breach will cause irreparable injury to the Employer or Allied and that money damages will not provide an adequate remedy to the Employer or Allied. The parties hereto recognize that the laws and public policies of various jurisdictions may differ as to the validity and enforceability of agreements similar to those


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contained in this Agreement. It is the intention of the Executive and the
Employer that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies of each jurisdiction in which such enforcement is sought.

                   (d) The right and remedy set forth in Section 5(c) shall be in addition to and not in lieu of any other rights and remedies available to the Employer and Allied under law or in equity. If the courts of any one or more jurisdictions shall hold all or any part of the provisions of this Agreement unenforceable by reason of the breadth of their scope or otherwise, it is the intention of the parties that such determination shall not bar or in any way affect the Employer's or Allied's right to relief in the courts of any other jurisdiction as to failures to observe such provisions in such other jurisdictions, the above provisions as they relate to each jurisdiction being, for this purpose, severable into diverse and independent provisions. If any provision contained in this Agreement is held to be unenforceable because of the duration of such provision or the geographical area or businesses covered thereby, the parties hereto agree that the court making such determination shall have the power to reduce the duration and/or area and/or businesses covered by such provision and in its reduced form said provision shall then be enforceable.

                   (e) It is agreed that because of the nature of the industry and the business of Employer, Predecessor and Allied, Allied is a third party beneficiary of the provisions of this Section 5 and may enforce the same in its own name and right as above provided.

             6. This Agreement contains the entire understanding of the parties with respect to the subject matter thereof, supersedes any and all prior agreements of the parties with respect to the subject matter thereof and cannot be changed or extended except by a writing signed by both parties hereto. This Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, legal representatives, executors, administrators, successors and assigns. Neither this Agreement nor any rights hereunder shall be assigned by either party except that Employer may assign this Agreement to any subsidiary or parent corporation or to any purchaser of substantially all of the assets of Employer. This Agreement and all matters and issues collateral thereto shall be governed by the laws of the State of Colorado applicable to contracts made and to be performed entirely therein. If any provision of this Agreement, as applied to either party or to any circumstance, shall be adjudged by a court to be void or unenforceable, the same shall in no wise affect any other provision of this Agreement or the validity or enforceability thereof.

             7. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of them taken together shall constitute one and the same instrument.

             8. All notices or other communications hereunder shall be given in writing and shall be deemed given if served personally against signed receipt (in the case of Employer,


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by its President), dispatched by facsimile transmission to any facsimile number as either party may hereafter designate in a notice to the other, sent by nationally recognized overnight courier service or mailed first-class postage prepaid by registered or certified mail, return receipt requested, to the parties at their addresses set forth above, or at such other address or facsimile number as either as may hereafter designate in a notice to the other, and, in the case of Employer, addressed to the attention of the President, with a copy of each Employer to be simultaneously given as above provided, to Warshaw Burstein Cohen Schlesinger & Kuh, LLP, 555 Fifth Avenue, New York, New York 10017, Attention: William B. Aronstein, Esq., Facsimile No.


             IN WITNESS WHEREOF the parties have executed this Agreement on the date first above stated.

                                        ALLIED DIGITAL, INC.


                                        By:
                                           ------------------------------------
                                                        Vice-President


                                           ------------------------------------
                                                       Virginia Guiette


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